                                                                   EXHIBIT 5.1



                                          December 11, 1995


Wyman-Gordon Company
244 Worcester Street
Box 8001
North Grafton, MA 01536-8001

Gentlemen:

        This opinion is rendered to Wyman-Gordon Company, a Massachusetts corporation (the "Company") in connection with the preparation of the registration statement (the "Registration Statement") on Form S-3 (File No. 33-63459) under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of up to 16,500,000 Shares of Common Stock, par value $1.00 per share, (the "Shares") that are mandatorily exchangeable at the option of Cooper Industries, Inc., an Ohio corporation ("Cooper") upon the maturity of the ___% Exchangeable Notes due 1998 ("DECS") offered by Cooper pursuant to Cooper's registration statement on Form S-3 (File No. 33-63457) under the Act.

        I have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion I have reviewed the Company's Restated Articles of Organization and Bylaws, each as amended to date, such records of the corporate proceedings of the Company and such other documents as I have deemed necessary to enable me to render this opinion.

        I am an attorney admitted to practice in the Commonwealth of Massachusetts. I express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Massachusetts.

        Based upon the subject to the foregoing, it is my opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the National Association of Securities Dealers, Inc.

                                                             December 11, 1995
                                                                        Page 2


        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.


                                       Very truly yours,

                                       /s/ Wallace F. Whitney, Jr.
                                       --------------------------------
                                       Wallace F. Whitney, Jr.
                                       Vice President,
                                       General Counsel and Clerk

WFW:lm